Exhibit (a)(1)(O) BEA’s Stock Option Tender Offer Your Opportunity to Adjust Your Stock Options to Comply with US Income Tax Requirements – Internal Revenue Code Section 409A

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Presentation Purpose and Agenda
• Identify the current tax issue associated with some of your
BEA stock options.
• Explain why BEA is offering you the opportunity to participate in addressing this tax issue.
• Explain how the Tender Offer works - what you must do if you wish to take part in the offered opportunity.

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Disclaimer
• BEA cannot provide you with income tax advice because of
company policy and SEC tender offer rules.
• As a result, BEA has engaged PwC to provide employee education, including this presentation and a forum for follow-up questions and answers.
- However, this advice is general in nature and cannot address specific personal tax issues.
- For that we suggest that you consult your personal tax advisor.
• This presentation and underlying documents were not intended or written to be used, and they cannot be used, for the purpose of avoiding U.S. federal state or local tax penalties.

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The Issue
•
BEA has determined that you hold stock options that could
have a negative tax impact to you
as a result of recent
changes in tax law
•
In response, BEA is providing you with the
opportunity to
take action by participating in a Tender Offer to avoid the
adverse tax consequences for these options.
- In certain situations under the program, BEA will make a
cash payment to you to compensate you for your lost
intrinsic value.
-
If you do not participate in this program, you may have
adverse tax consequences.

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Which Options are Affected by Section 409A
•
Options that have been determined to have been granted
at a discount
(granted at a price lower than the fair market
value on the determined actual date of grant) and that are:
-
Unexercised, and;
-
Unvested on December 31, 2004
- These options are known as “Eligible Options”

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Section 409A
• Section 409A of the Internal Revenue Code was enacted in
2004 to address tax-deferred compensation plans.
• Stock options in a public company like BEA are normally
exempt from Section 409A if they are granted with an exercise price equal to the per share fair market value of the underlying stock on the date of the grant.
•
Stock options granted at a discount are subject to section
409A

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How Does Section 409A Generally Apply to
Deferred Compensation?
• If the Section 409A requirements are not met, the deferred compensation is subject to regular state and federal income
tax at vesting (not at the payment/exercise date as is usually the case).
•
Also subject to an additional 20% federal penalty tax.
•
For those in California, an additional 20% state penalty
tax.
• Plus interest from the date of vesting if the tax is not paid timely.

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What Does this Mean for Discounted Options?
• Options granted at a discount are subject to Section 409A
-
As a result, the “spread”
will be taxed on vesting.
• The spread is the difference between the BEA share fair
market value at the vesting date and the option’s
exercise price; it is not simply the discount at the time of grant
- If the option is not exercised, it continues to be taxed on the spread amount annually on the last day of each calendar
year.
- But, this additional taxation only applies to options which vest (fully or partially) after 2004.

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Example – Effective Date
11/2/2001
3,700 options are
unaffected
1,100 options are subject to
Section 409A as they vest
post - 2004
Assume an employee received 4,800 discounted BEA
options with standard vesting terms on November 2, 2001.
11/2/2005
Vesting prior to January
1, 2005
Vesting after 2004
1/1/2005

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Impact on Incentive Stock Options
• One of the requirements of an Incentive Stock Option (ISO) is that it be granted with an exercise price at least equal to the underlying shares fair market value on the grant date.
•
Your Eligible Options were deemed to be granted at a
discount.  Thus, they cannot be treated as
ISOs.
- Because this determination is based upon the original grant event, this result applies whether or not you choose to
participate in the offer with respect to those options.
• As a result, you will be taxed at the time that the option is exercised, rather than when the underlying share are sold.

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Comparison of Tax Liabilities (approximate)
California Penalty Tax
Gain
Federal Income and
Payroll Tax
Non-409A Options 409A Options
Federal Penalty Tax
State Income Tax
Gain
11%
20%
20%
9%
40%
State Income Tax
Federal Income and
Payroll Tax
40%
9%
51%

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Example – Tax Liability
Assumptions
• An employee received 1,000 BEA options in December 2004
when BEA was trading at $9.
- The options had an exercise price of $9.
• It was later determined that the options were granted for
financial accounting purposes in January, 2005, when BEA
was trading at $9.50.
• 25% of the options vested after one year and the remaining options vested monthly thereafter.
• All of the options were exercised on 12/31/2008.

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Tax Consequences
Tax Liability Computation under Section 409A
• In 2005: = $0
• In 2006: = 2,500
• In 2007 = 2,750
• In 2008: = 3,750
•
Total taxable benefit at 12/31/2008 = $9,000
• Federal Income Tax (35%): $3,150
• California Income Tax (9.3%) 837
• Medicare Tax (1.45%)
1
: 130
• Federal Section 409A Penalty Tax (20%): 1,800
• California Section 409A Penalty Tax (20%): 1,800
Total Tax $7,717
1
Assumes employee has otherwise exceeded FICA wage base
Does not include any interest that may be due

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Example Continued. . .
Assume BEA shares were trading as follows: $9 on 12/31/2005, $14 on 12/31/2006, $16 on
12/31/2007, and $18 on 12/31/2008.  Based upon those assumed stock prices, the participants would be taxed as follows:
• In 2005: 250  x  ($9 - $9) = $0
• In 2006: 250  x  ($14 - $9) = $1,250
250  x  ($14 - $9) = $1,250
• In 2007: 500  x  ($16 - $14) = $1,000
250  x  ($16 - $9) = $1,750
• In 2008: 750  x  ($18 - $16)  = $1,500
250  x  ($18 - $9) = $2,250
• Total taxable benefit at 12/31/2008 $9,000

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Opportunity To Fix Your Eligible Options
• The IRS allows employers and employees to adjust the
exercise price of outstanding options to eliminate any grant date discount, and thus cure the Section 409A problem.
-
This does not apply to awards that have already been
exercised.
•
Discounted options that were exercised in 2005 are
exempt under the transition rules.
•
Discounted options that were exercised in 2006 were
subject to a different Section 409A resolution process
which has previously been communicated to affected
employees.

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The Offer
• BEA’s offer is a voluntary opportunity for employees to modify their Eligible Options so that they comply with Section 409A.
• The offer depends on the option’s exercise price.
–
First, the exercise price of your Eligible Options will
be amended to increase the exercise price to the
BEA share value at the time the options were actually
granted.
–
And, if the original exercise price is less than $21,
you will also receive a cash payment equal to the
difference between the new exercise price per share
of each amended option and the original exercise
price per share, multiplied by the number of Eligible
Options.

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The Offer - Cash Payment Component
•
If you are eligible for a cash bonus, the cash payment will
be paid to you as soon as practicable in January 2008
(cannot be paid in 2007 because of  IRS requirements).
- You will be
subject to normal tax withholdings
on that
payment.
• The
cash payment will not be grossed-up
to compensate
you for the taxes you must pay on it, because you would have paid taxes on the option spread anyway when you exercised
this option.

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The Offer
You have two choices:
1)
Agree to BEA’s offer to increase the exercise price in
your Eligible Options to eliminate any grant date
discount,
or
2)
Do nothing.
This choice is entirely up to you.

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Example:
Using the facts of the previous example:
New (amended) Exercise Price $12
Old Exercise Price (under $21.00)      $10
Cash Payment (per share)                    $2
Number of Eligible Options           x  1,000
Total Cash Payment (2008)       $2,000

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Who is Eligible for the Offer?
• Employees who hold Eligible Options, which are options:
- granted under the BEA stock option plans in effect between
1997 and 2006; and
- granted with an original exercise price that is less than the fair market value per share of the BEA stock on the option’s grant date as determined for financial accounting purposes;
and
- that vested after 2004 and that are outstanding at the close of the Tender Offer.
- Important Note: if you exercise your 409A tainted
options before the close of the Tender Offer they
cannot be fixed

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Who is Eligible for the Offer, continued?
•
Current employees only.
- Must be an employee of BEA Systems, Inc. or our
subsidiaries at the close of the Tender Offer.
• Must be subject to US income taxation on the options.
- Most foreign employees are not affected.
•
Not an officer for securities law purposes.

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How Do I Participate In The Offer?
• For securities law reasons, BEA is providing this opportunity to you via a Tender Offer.
• The full terms of this offer and the enrollment processes are included in the Tender Offer documentation which you should
consult.
• You can find the Tender Offer documentation at the offer
website at https://bea409a.equitybenefits.com/.
• The Tender Offer begins on November 15 and ends at 9:00
pm Pacific time on December 14 – no late submissions.
• On the commencement of this offer you received an email
announcing the offer with a link to the offer website.

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What Must I Do On My Own Tax Return If I
Accept The Offer?
•
For your options that were modified in the Tender Offer,
you need do nothing.  The options are now Section 409A
compliant and will be taxed under the normal tax regime
(taxed at exercise).
•
If you are eligible for a cash payment, the payment will be
included in your 2008 W-2 and you must pay tax on that
amount.
Taxes will be withheld from the payment and final
declaration and settlement of that tax will be on your 2008
Form 1040, which will be filed in 2009.

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More On Taxes
•
What if I don’t accept the offer?
-
You will be subject to income tax as your Eligible
Options vest.
- They will then be
taxed annually until you exercise
them.
•
20% additional federal income tax on option spread.
•
20% additional California income tax on option
spread if you are otherwise subject to California tax.
•
Interest penalty on income amount.
• Under IRS rules, the Section 409A tax liability attributable to vesting that took place prior to 2009 will be reported on your
2008 W-2, even though the tax liability technically arose
before that.

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Questions
•
Questions can be emailed to BEA409A@bea.com.
• PwC tax professionals will address specific tax questions
relating to this Tender Offer and Section 409A only.
-
Please dial (408) 817-4355 to reach a PwC tax
professional
• Other questions will be directed to BEA stock plan
administration as appropriate.

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Circular 230
• This presentation and underlying documents were not
intended or written to be used, and they cannot be used, for the purpose of avoiding U.S. federal state or local tax
penalties.

© 2007 PricewaterhouseCoopers LLP. All rights reserved. "PricewaterhouseCoopers" refers to
PricewaterhouseCoopers LLP (a Delaware limited liability partnership) or, as the context requires, other member firms of PricewaterhouseCoopers International Ltd., each of which is a separate and independent legal entity.
*connectedthinking is a trademark of PricewaterhouseCoopers LLP.